EXHIBIT 4

                            CORONADO INDUSTRIES, INC.
                      16929 E. Enterprise Drive, Suite 202
                            Fountain Hills, AZ 85268


                               November 1, 1998

All Coronado Employees

     The Company's Board of Directors has decided to make available to all non-management employees, shares of the Company's common stock at the price of $.40 per share through January 7, 1999, to be paid with employee's accrued wages.

     To participate in this program, all you have to do is execute this letter in the space below, and indicate the number of shares you wish to purchase and the pay period from which your salary will be credited. Your free-trading shares will be delivered to you within a few days.

                               Coronado Industries, Inc.

                               By: /s/ Gary R. Smith
                                  ------------------------
                                  Gary R. Smith, President





          ---------------------            ---------------------
          Number of Shares                 Employee Signature


          ---------------------            ---------------------
          Pay Period From                  Name of Employee
          Which To Be Paid                 (Please Print)